Exhibit 99.2

SPECIAL MEETING OF TETRAPHASE PHARMACEUTICALS, INC.

Date:	June 8, 2020
Time:	10:00 a.m. (Eastern Time)
Place:	www.proxydocs.com/TTPH

Please make your marks like this:    ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1:	To adopt the Agreement and Plan of Merger, dated as of March 15, 2020 (as it may be amended from time to time), by and among AcelRx Pharmaceuticals, Inc., a Delaware corporation (“AcelRx”), Tetraphase Pharmaceuticals, Inc., a Delaware corporation
(“Tetraphase”), and Consolidation Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of AcelRx (“Merger Sub”), pursuant to which Merger
Sub will merge with and into Tetraphase, with Tetraphase as the surviving corporation
	and an indirect wholly-owned subsidiary of AcelRx (the “Merger”).	☐	☐	☐

		For	Against	Abstain
2:	To approve, on a nonbinding advisory basis, “golden parachute” compensation payments that may be payable to Tetraphase’s named executive officers in connection with the Merger.	☐	☐	☐

		For	Against	Abstain
3:	To approve the adjournment of the Special Meeting of Tetraphase (the “Special
Meeting”) to solicit additional proxies if there are not sufficient votes at the time of the
Special Meeting to approve Proposal 1 or to ensure that any supplement or amendment
	to the proxy statement/prospectus is timely provided to Tetraphase stockholders.	☐	☐	☐

TO ATTEND the Special Meeting please visit www.proxydocs.com/TTPH to register for the Special Meeting, which is being held virtually.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Special Meeting of Tetraphase Pharmaceuticals, Inc.

to be held on June 8, 2020

for Holders as of April 22, 2020

This proxy is being solicited on behalf of the Board of Directors of Tetraphase Pharmaceuticals, Inc.

VOTE BY:

INTERNET		TELEPHONE

Go To		Call
www.proxypush.com/TTPH		866-416-3857

•	Cast your vote online.	OR	•	Use any touch-tone telephone.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Larry Edwards and Maria Stahl, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tetraphase Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

Please vote by 11:59 P.M., Eastern Time, June 7, 2020.

PROXY TABULATOR FOR TETRAPHASE PHARMACEUTICALS, INC. c/o MEDIANT COMMUNICATIONS
P.O. BOX 8016 CARY, NC 27512-9903